Exhibit 3.77(a)
ARTICLES OF INCORPORATION
OF
USP CHANDLER, INC.
1.	Name. The name of the Corporation is USP Chandler, Inc.

2.	Purpose. The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of Arizona, as they may be amended from time to time.

3.	Initial Business. The Corporation intends to conduct the business of owning and operating outpatient surgery centers.

4.	Authorized Capital. The Corporation shall have the authority to issue 1,000 shares of Common Stock.

5.	Known place of business. The Street address of the known place of business of the Corporation is c/o CT Corporation System, 3225 North Central Ave., Phoenix, Arizona 85012.

6.	Statutory Agent. The name and address of the statutory agent of the Corporation is:

CT Corporation System 3225 North Central Ave. Phoenix, AZ 85012

7.	Board of Directors. The initial Board of Directors shall consist of one director. The name and address of the person who is to serve as the director until the first annual meeting of shareholders or until his successor is elected and qualifies is:

Donald E. Steen 17103 Preston Road, Suited 200 N Dallas, TX 75248
     The number of persons to serve on the Board of Directors thereafter shall be fixed by the Bylaws.
8.	Incorporators. The name and address of the incorporator is:

Alex Bennett 17103 Preston Road, Suite 200 N Dallas, TX 75248
All powers, duties and responsibilities of the incorporators shall cease at the time and delivery of these Articles of Incorporation to the Arizona Corporation Commission.

9.	Indemnification of Officers, Directors, Employees and Agents.
The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.
10.	Limitation of Liability.
To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effects with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.
Executed this 8th day of June, 1999 by all of the incorporators.

Signed:	/s/ Alex Bennett

Alex Bennett
Acceptance of Appointment By Statutory Agent
The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 9th day of June, 1999.

CT Corporation System
/s/ Vickie M. Prince
Signature
Vickie M. Prince Print Name Assistant Secretary

AFFIDAVIT OF PUBLICATION
for Corporation Commission
ARIZONA CAPITOL TIMES
P.O. Box 2260                    Phoenix, AZ 85002
Phone: (602) 258-7026 / Fax: (602) 258-2504
STATE OF ARIZONA
County of Maricopa
I, DIANA CREIGHTON, am authorized by the publisher as agent to make this affidavit of publication Under oath, I state that the following is true and correct.
The ARIZONA CAPITOL TIMES is a newspaper which is published weekly, is of general circulation and is in compliance with Arizona Revised Statutes §§ 10-140 34 & 39-201 A & B. The notice will be/has been published three (3) consecutive times in the newspaper listed above.
DATES OF PUBLICATION:
1)	June 25, 1999

2)	July 2, 1999

3)	July 9, 1999
THE NAME OF THE CORPORATION: USP CHANDLER, INC.
CORPORATE FILE NUMBER: 0878088-7
TYPE OF DOCUMENT: Articles of Incorporation
(EXAMPLE: Merger between party a and party b; name change from/to foreign authority with a fictitious name; articles at incorporation; application for authority; articles of organization; amendment; etc.)

AUTHORIZED SIGNATURE:	/s/ Diana Creighton

SUBSCRIBED AND SWORN TO BEFORE ME ON THE 28th DAY OF June, 1999.
NOTARY SIGNATURE:	/s/ Cynthia A. Nash

SIXTY DAY DECLARATION
The undersigned is the incorporator of USP Chandler, Inc. (the “Corporation”). The undersigned delivered to the Arizona Corporation Commission on the ninth day of June, 1999, a Certificate of Disclosure with respect to all persons then known to be incorporators, officers, directors and holders of twenty percent or more of the shares or other equity interest in the Corporation. Attached hereto as Exhibit A is a certificate of disclosure with respect to persons who have since become officers, directors or holders of twenty percent or more of the shares or other equity interest in the Corporation.
Executed under penalty of law this 5th day of October, 1999.

/s/ Alex Bennett
Alex Bennett, Incorporator

Exhibit A
I.	The following persons were elected as officers of USP Chandler, Inc. (the “Corporation”) following the filing of Articles of Incorporation on June 9, 1999:

Donald E. Steen	Chief Executive Officer
William H. Wilcox	President
James K. Lines	Vice President, Secretary and Treasurer
John Wellik	Vice President and Assistant Secretary
Jonathan R. Bond	Vice President
Laura James	Vice President
II.	The sole director named in the Articles of Incorporation, Donald E. Steen, remains the sole director of the Corporation.

III.	All the issued and outstanding stock of the Corporation has been issued to United Surgical Partners International, Inc., a Delaware corporation whose address is 17103 Preston Road, Suite 200N., Dallas, TX 75248.

ARTICLES OF AMENDMENT
OF
USP CHANDLER, INC.

[Name of Corporation]
1.	The name of the corporation is USP CHANDLER, INC.

2.	Attached hereto as Exhibit A is the text of each amendment adopted.

3.	☑ The amendment does not provide for an exchange, reclassification or cancellation of issued shares.
☐	Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

☐	The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

4.	The amendment was adopted the 18TH day of MARCH, 2003.
5.	☐	The amendment was adopted by the ☐ incorporators ☐ board of directors without shareholder action and shareholder action was not required.
     ☑     The amendment was approved by the shareholders. There is (are) ONE voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:
               The voting group consisting of 1,000 outstanding shares of COMMON [class or series] stock is entitled to 1,000 votes. There were 1,000 votes present at the meeting. The voting group cast 1,000 votes for and NO votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

          The voting group consisting of _________ outstanding shares of _________ [class or series] stock is entitled to _________ votes. There were _________ votes present at the meeting. The voting group cast _________ votes for and _________ votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.
               DATED as of this 18TH day of MARCH, 2003.

USP CHANDLER, INC.
[name of corporation]

By	/s/ Alex Jenkins

ALEX JENKINS ASST. SECRETARY
[name] [title]

EXHIBIT A
Paragraph 1. of the Articles of Incorporation of USP Chandler, Inc. is amended in its entirety to read.
“1. Name. The name of the Corporation is USP Phoenix, Inc.”